UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

KeyCorp
(Exact name of registrant as specified in its charter)

Ohio	001-11302	34-6542451
State or other jurisdiction of incorporation or organization:	Commission File Number	I.R.S. Employer Identification Number:

127 Public Square,	Cleveland,	Ohio	44114-1306
Address of principal executive offices:			Zip Code:

(216) 689-3000
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1 par value	KEY	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E)	KEY PrI	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F)	KEY PrJ	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G)	KEY PrK	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H)	KEY PrL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

    On January 20, 2026, KeyCorp issued a press release announcing its financial results for the three- and twelve-month periods ended December 31, 2025 (the “Press Release”), and posted on its website its fourth quarter 2025 Supplemental Information Package (the “Supplemental Information Package”). The Press Release and Supplemental Information Package are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in the preceding paragraph, as well as Exhibit 99.1 and Exhibit 99.2 referenced therein, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

    KeyCorp’s Consolidated Balance Sheets and Consolidated Statements of Income (collectively, the “Financial Statements”), included as part of the Press Release, are filed as Exhibit 99.3 to this report. Exhibit 99.3 is deemed “filed” for purposes of Section 18 of the Exchange Act and, therefore, may be incorporated by reference in filings under the Securities Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 15, 2026, each of Ruth Ann Gillis and Carlton Highsmith, directors of KeyCorp, informed the Board of Directors (the "Board") that they will retire from the Board effective upon the expiration of their current terms at KeyCorp's 2026 Annual Meeting of Shareholders (the "Annual Meeting"). On January 20, 2026, KeyCorp announced that the Board will nominate Antonio "Tony" DeSpirito and Christopher L. "Chris" Henson for election as independent directors at the Annual Meeting. Following the Annual Meeting, the size of the Board will remain at 14 directors.

Mr. DeSpirito, 57, has served in various executive positions at BlackRock, Inc. since August 2014. During his time at BlackRock, he has served as a Managing Director, as the Lead Portfolio Manager of the Equity Dividend Franchise (from August 2014 through December 2025), as the Chief Investment Officer for U.S. Fundamental Equities (from May 2016 through December 2025), and as the Global Chief Investment Officer of Fundamental Equities (from April 2023 through December 2025). Prior to his time at BlackRock, Mr. DeSpirito held various roles at Pzena Investment Management, including as a Managing Principal and Portfolio Manager, from 1996 to 2014. He also previously served as an attorney at Ropes & Gray LLP.

Mr. Henson, 64, served as the Head of Banking and Insurance of Truist Bank from 2019 until his retirement in September 2021. He joined Truist Financial Corporation’s predecessor BB&T’s executive management team in 2004 and served in various executive positions, including Chief Financial Officer and Chief Operating Officer, before being promoted to serve as President and Chief Operating Officer from 2016 to 2019. Mr. Henson has served on the Board of Directors of Hooker Furnishings Corporation (NASDAQ: HOFT) since October 2022.

Additional information about each of Messrs. DeSpirito and Henson will be included in KeyCorp’s Definitive Proxy Statement for the Annual Meeting.

Additionally, on January 20, 2026, KeyCorp announced that Todd Vasos has been appointed to the role of Lead Independent Director, effective immediately. Mr. Vasos succeeds Alexander M. “Sandy” Cutler, who will continue to serve as an independent director of the Board.

Item 8.01     Other Events.

    On January 20, 2026, KeyCorp issued a press release announcing the updates to the Board described in Item 5.02 herein. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished, or filed in the case of Exhibit 99.3, herewith:

99.1    Press Release, dated January 20, 2026, announcing financial results for the three- and twelve-month periods ended December 31, 2025

99.2    Supplemental Information Package reviewed during the conference call and webcast.

99.3    Financial Statements.

99.4    Press Release, dated January 20, 2026, announcing updates to the KeyCorp Board of Directors.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP
(Registrant)

Date: January 20, 2026	/s/ Stacy L. Gilbert
By: Stacy L. Gilbert
Chief Accounting Officer